Exhibit 10.2

CERTAIN INFORMATION INDICATED BY [***] HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2.

FIRST Amendment to CREDIT, SECURITY AND GUARANTY AGREEMENT

FIRST AMENDMENT TO CREDIT, SECURITY AND GUARANTY AGREEMENT (this “Agreement”) is made as of this 30th day of March, 2017 (the “First Amendment Effective Date”), by and among ALPHATEC HOLDINGS, INC., a Delaware corporation and ALPHATEC SPINE, INC., a California corporation (each individually as a “Borrower”, and collectively as “Borrowers”), the other Credit Parties listed on the signature pages hereof, and GLOBUS MEDICAL, INC., a Delaware corporation, being referred to herein individually as “Lender”.

RECITALS

A.Lender and Borrowers are parties to that certain Credit, Security and Guaranty Agreement, dated as of September 1, 2016 (and as further amended, modified, supplemented and restated from time to time prior to the date hereof, the “Original Credit Agreement” and as the same is amended hereby and as it may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lender has agreed to make certain advances of money and to extend certain financial accommodations to Borrowers and certain of their Affiliates in the amounts and manner set forth in the Credit Agreement.

B.Borrowers have requested, and Lender has agreed, to amend the Original Credit Agreement to, among other things, revise the Fixed Charge Coverage Ratio set forth in Section 6 of the Original Credit Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrowers hereby agree as follows:

1.Recitals.  This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement in the Original Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as amended hereby.  The Recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Original Credit Agreement (including those capitalize terms used in the Recitals hereto).

2.Amendments to Original Credit Agreement.  Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 5 below, the Original Credit Agreement is hereby amended as follows:

(a)Section 6.1 of the Original Credit Agreement is hereby amended by amending and restating the definition of “Defined Period” in its entirety, to read as follows:

“Defined Period” means, for purposes of calculating the Fixed Charge Coverage Ratio, for (a) [***], and (b) [***].

(b)Section 6.3 of the Original Credit Agreement is hereby amended by replacing the date of [***] contained therein with the date of [***].

(c)Exhibit B (Compliance Certificate) to the Original Credit Agreement is hereby amended by replacing the date “April 30, 2017” in the parenthetical therein, with the date “April 30, 2018”.

3.Representations and Warranties; Reaffirmation of Security Interest; Updated Schedules. Each Credit Party hereby (a) confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Credit Party as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date, and (b) covenants to perform its respective obligations under the Credit Agreement.   Each Credit Party confirms and agrees that all security interests and Liens granted to Lender continue in full force and effect, and all Collateral remains free and clear of any Liens, other than those granted to Lender and Permitted Liens.  Except as specifically provided in this Agreement, nothing herein is intended to impair or limit the validity, priority or extent of Lender’s security interests in and Liens on the Collateral.  Each Credit Party acknowledges and agrees that the Credit Agreement, the other Financing Documents and this Agreement constitute the legal, valid and binding obligation of each Credit Party, and are enforceable against each Credit Party in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

4.Costs and Fees.  Borrowers shall be responsible for the payment of all fees, costs and expenses as provided in Section 12.14(a) of the Credit Agreement.

5.Conditions to Effectiveness.  This Agreement shall become effective as of the date on which each of the following conditions has been satisfied, as determined by Lender in its sole discretion:

(a)Lender shall have received a corresponding fully executed amendment to the Midcap Facility Agreement, in form and substance satisfactory to Lender, which amendment is in full force and effect;

(b)Borrowers shall have delivered to Lender a copy of the fully executed Equity Documents, which shall be in form and substance satisfactory to Lender;

(c)Borrowers shall have delivered to Lender evidence satisfactory to Lender that Borrowers have received unrestricted net cash proceeds (net of underwriting discount) from the issuance by Alphatec Holdings of its common or preferred shares on or prior to the First Amendment Effective Date, in an aggregate amount equal to or greater than $17,000,000 pursuant to the transaction documents delivered to the Lender (the “Equity Documents”);

(d)all of the representations and warranties of Borrowers set forth in the herein and in the other Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Borrower as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) on and as of such date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(e)no Default or Event of Default shall exist under any of the Financing Documents (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(f)Borrowers shall have delivered such other documents, information, certificates, records, permits, and filings as the Lender may reasonably request; and

(g)Lender shall have received from Borrowers all of the fees owing pursuant to this Agreement, including without limitation, Lender’s reasonable out-of-pocket legal fees and expenses pursuant to Section 4 of this Agreement.

6.Release.  In consideration of the agreements of Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Credit Party, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge Lender, and each its respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly), based in whole or in part on facts, whether or not now known, existing on or before the Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Financing Documents, or (ii) any aspect of the dealings or relationships between or among any or all of the Credit Parties, on the one hand, and any or all of the Released Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof.  Each Credit Party acknowledges that the foregoing release is a material inducement to Lender’s decision to enter into this Agreement and agree to the modifications contemplated hereunder, and has been relied upon by Lender in connection therewith.

7.No Waiver or Novation.  The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing.  Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or other Financing Documents or any of Lender’s rights and remedies in respect of such Defaults or Events of Default.  This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

8.Affirmation.  Except as specifically amended pursuant to the terms hereof, each Credit Party hereby acknowledges and agrees that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by the Credit Parties.  Each Credit Party covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.  Each Credit Party hereby agrees that (i) all representations and warranties of the Credit Parties contained in the Original Credit Agreement and the other Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) as of the date hereof (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof), except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) on and as of such date and (ii) no Default or Event of Default shall exist under any of the Financing Documents (and each Credit Party’s delivery of its signatures hereto shall be deemed to be its certification thereof);

9.Confidentiality. No Credit Party will disclose the contents of this Agreement, the Credit Agreement or any of the other Financing Documents to any third party (including, without limitation, any financial institution or intermediary) without Lender’s prior written consent, other than to such Credit Party’s officers and advisors on a need-to-know basis or as otherwise may be required by Law, including to any court or regulatory agency having jurisdiction over such Credit Party.  Each Credit Party agrees to inform all such persons who receive information concerning this Agreement, the Credit Agreement and the other Financing Documents that such information is confidential and may not be disclosed to any other person except as may be required by Law, including to any court or regulatory agency having jurisdiction over such Credit Party.

10.Miscellaneous.

(a)Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Agreement.  Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers.

(b)Incorporation of Credit Agreement Provisions.  The provisions contained in Section 12.14 (Indemnification), Section 12.8 (Governing Law; Submission to Jurisdiction) and Section 12.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(c)Headings.  Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(d)Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be effective as delivery of an original executed counterpart hereof and shall bind the parties hereto.

(e)Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(f)Severability.  In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(g)Successors/Assigns.  This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Agreement under seal as of the day and year first hereinabove set forth.

LENDER	GLOBUS MEDICAL, INC.

	By:	/s/ Dan T. Scavilla
	Name:	Dan T. Scavilla
	Title:	CFO

[Signatures Continue on Following Page]

BORROWERS:	ALPHATEC HOLDINGS, INC.,
a Delaware corporation

	By:	/s/ Jeffrey G. Black
	Name:	Jeffrey G. Black
	Title:	EVP, CFO

ALPHATEC SPINE, INC.,
a California corporation

	By:	/s/ Jeffrey G. Black
	Name:	Jeffrey G. Black
	Title:	EVP, CFO